                                                                EXHIBIT 23.1

                            CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-71578) pertaining to the Employee New Stock Purchase Plan, as amended, the Registration Statement (Form S-8 Number 33-71580, 33-35640 and 2-98541) pertaining to the 1990 Amended and Restated Stock Option Plan, as amended, the Registration Statement (Form S-8 Number 33-71484) pertaining to the 1993 Stock Option Plan for Outside Directors, and the Registration Statement (Form S-8 Number 33-17194) pertaining to the 1985 Restricted Value Stock Plan, as amended of Grubb & Ellis Company and Subsidiaries of our report dated August 18, 1997 (except for Note 1(k) as to which the date is March 21, 1998), with respect to the financial statements of Grubb & Ellis Company and Subsidiaries included in the Annual Report (Form 10-K/A) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP

Chicago, Illinois
March 21, 1998